Exhibit 5.1

LAURA ANTHONY, ESQ.

CRAIG D. LINDER, ESQ.*

JOHN CACOMANOLIS, ESQ.**

Associates and OF COUNSEL:

JOSEPHINE CARINO, ESQ.***

CHAD FRIEND, ESQ., LLM

MICHAEL R. GEROE, ESQ., CIPP/US****

JESSICA HAGGARD, ESQ. *****

CHRISTOPHER T. HINES, ESQ. ******

PETER P. LINDLEY, ESQ., CPA, MBA

JOHN LOWY, ESQ.*******

STUART REED, ESQ.

LAZARUS ROTHSTEIN, ESQ.

SVETLANA ROVENSKAYA, ESQ.********

HARRIS TULCHIN, ESQ. *********

WWW.ALCLAW.COM WWW.SECURITIESLAWBLOG.COM DIRECT E-MAIL: LANTHONY@ALCLAW.COM

*licensed in CA, FL and NY

**licensed in FL and NY

***licensed in CA

****licensed in CA, DC, MO and NY

*****licensed in Missouri

****** licensed in CA and DC

*******licensed in NY and NJ

********licensed in NY and NJ

July 24, 2025

HEARTCORE ENTERPRISES, INC.

1-2-33, Higashigotanda, Shinagawa-ku

Tokyo, Japan

Re: HEARTCORE ENTERPRISES, INC. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as securities counsel to HEARTCORE ENTERPRISES, INC., a Delaware corporation (the “Company”) in connection with the registration statement on Form S-1 (as amended through the date hereof, the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”).

The Registration Statement relates to an offering for resale by selling stockholder named in the Registration Statement (the “Selling Stockholder”), of: (i) of up to 54,230,876 shares (the “ELOC Shares”) of the Company’s common stock 0.0001 par value per share (the “Common Stock”) issuable to the Selling Stockholder pursuant to an Equity Purchase Agreement we entered into with the Selling Stockholder on June 30, 2025 (the “Equity Purchase Agreement”); (ii) 485,437 shares of our Common Stock issued to the Selling Stockholder as commitment shares (the “ELOC Commitment Shares”); (iii) up to 5,090,472 shares of our Common Stock (the “Preferred Stock Conversion Shares”) issuable to the Selling Stockholder upon the conversion of 2,000 shares of the Company’s Series A Convertible Preferred Stock issued to the Selling (the “Preferred Stock”) a Securities Purchase Agreement we entered into with the Selling Stockholder on June 30, 2025 (the “Securities Purchase Agreement”); and (iv) 750,000 shares of the Company’s common stock issued to the Selling Stockholder as commitment shares pursuant to the Securities Purchase Agreement (the “SPA Commitment Shares”).

In connection with our opinion, we have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Subject to and in reliance upon the foregoing, we are of the opinion that:

1. The ELOC Shares when issued by the Company in the circumstances contemplated by the Equity Purchase Agreement, will have been duly authorized by all necessary corporate action of the Company, and will be validly issued, fully paid and non-assessable.

2. The Preferred Stock Conversion Shares issuable upon conversion of the Preferred Stock when issued by the Company in the circumstances contemplated by the Preferred Stock, will have been duly authorized by all necessary corporate action of the Company, and will be validly issued, fully paid and non-assessable.

3. The ELOC Commitment Shares and SPA Commitment Shares were duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Delaware; and (b) the federal laws of the United States. The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936